UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to
Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 24, 2006
Riddell Bell Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-123927 (Commission File Number)	20-1636283 (I.R.S. Employer Identification Number)
6225 North State Highway 161, Suite 300
Irving, Texas 75038
(Address of principal executive offices, including zip code)
(469) 417-6700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
     As previously announced, on February 1, 2006, Riddell Bell Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement with Jas. D. Easton, Inc., to acquire 100% of the outstanding capital stock of Easton Sports, Inc. (“Easton”). Attached hereto as Exhibit 99.1 are certain audited consolidated financial statements of Easton and its subsidiaries. Certain of the financial information included in such financial statements has been included in an information memorandum prepared by the Company in connection with the syndication of its proposed new senior secured credit facility related to the financing necessary to complete the proposed acquisition of Easton. Such financial statements are incorporated by reference into this Item 7.01.
     This report is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company. The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, this information shall not be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
99.1	Consolidated Financial Statements of Easton Sports, Inc. (a wholly owned subsidiary of Jas. D. Easton, Inc.) and its Subsidiaries as of November 30, 2005 and 2004 (Restated), for the Years Ended November 30, 2005, 2004 (Restated), and 2003, and Independent Auditors’ Report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2006	By:	/s/ William N. Fry

William N. Fry Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Consolidated Financial Statements of Easton Sports, Inc. (a wholly owned subsidiary of Jas. D. Easton, Inc.) and its Subsidiaries as of November 30, 2005 and 2004 (Restated), for the Years Ended November 30, 2005, 2004 (Restated), and 2003, and Independent Auditors’ Report.